Exhibit 99.1

Leading Life Science and Pharmaceutical Entrepreneur Mori Arkin to Join ScoutCam’s Board of Directors

ScoutCam (OTCQB:SCTC), a leading developer and manufacturer of customized micro visual solutions and supplementary technologies, today announced that Mr. Mori Arkin has been appointed to its board of directors.

On May 18, 2020, Mr. Arkin invested $2 million in the Company through his investment company, Arkin Holdings, and, in connection with the investment, appointed Dr. Irit Yaniv as a board member and representative of Arkin Holdings. After carefully observing ScoutCam’s positive momentum over the past several months, including in his capacity as a special advisor to ScoutCam on matters related to intellectual property, Mr. Arkin decided to replace Dr. Yaniv and represent Arkin Holdings on the board himself.

Prof. Benad Goldwasser, the Executive Chairman of the Board, expressed his gratitude to Dr. Yaniv for her contribution. At the same time, he thanked Mr. Arkin for taking this momentous step of assuming an active role on the board of ScoutCam and thereby demonstrating his belief in the Company and its growing potential.

Mr. Arkin said “My decision to formally join the ScoutCam board reflects my growing belief in this Company and its potential, including beyond visualization solutions for the medical industry. ScoutCam, in my mind, has only begun to tap into its vast potential, and that the applications of its technology are limitless, whether in the fields of maintenance and predictive maintenance, a critical pillar of Industry 4.0, aviation and defense, and more. I am excited to take a more active role on the Company’s leadership team to help realize this impressive potential.”

Founder and Chairman of Arkin Holdings, Moshe “Mori” Arkin, is one of Israel’s most successful life sciences and pharmaceutical entrepreneurs. A renowned industrialist and generic drug specialist, he founded Arkin Holdings, which owns, among other investments, a healthcare portfolio of $1 billion through various investment arms, with holdings in some 20 companies, many of them Israeli companies, developing pharmaceutical drugs and medical equipment, such as UroGen Pharma, Keros Therapeutics and Novolog. Mori previously grew Agis into a leading pharmaceutical company and sold it to Perrigo in 2005 for $818 million.

About ScoutCam

ScoutCam is a leading provider of customized visual solutions for organizations across a variety of industries in the form of highly resistant micro cameras and supplementary technologies. ScoutCam devices are used across the medical, aerospace, industrial, research and defense industries. For more information please visit: https://www.scoutcam.com

Media Contact

Yaron Silberman

info@scoutcam.com

+972 526 511 122

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this news release contains forward-looking statements that are based on the Company’s expectations, beliefs, assumptions and intentions regarding, among other things, its product-development efforts, business, financial condition, results of operations, strategies or prospects, as of the date of this news release. They are not guarantees of future performance. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. The Company cautions that all forward-looking statements are inherently uncertain and that actual performance may be affected by a number of material factors, many of which are beyond the Company’s control. Such factors include, among other things, our ability to maximize the economic potential and monetize the technology covered in the press release; the material and positive effect Mr. Arkin’s appointment will have on our business and operations; risks and uncertainties relating to our reliance on third-party suppliers; market acceptance of our products by prospect markets and industries; our ability to raise sufficient funding in order to meet our business and financial goals; and certain other factors summarized in our filings with the Securities and Exchange Commission. Accordingly, actual and future events, conditions and results may differ materially from the estimates, beliefs, intentions and expectations expressed or implied in the forward looking information. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.